MJ Holdings To Be Featured At Planet MicroCap Showcase

LAS VEGAS, April 24, 2018 /PRNewswire/ -- MJ Holdings, Inc. (OTC: MJNE) (the "Company") a leader in the Nevada Cannabis market, invites all shareholders and potential investors to the Planet MicroCap Showcase 2018 in Las Vegas, Nevada. Our presentation package is available to all shareholders as a Form FD filing and can be accessed at this link:

MJ Holdings MicroCap

Planet MicroCap Showcase 2018

April 24-26, 2018

Planet Hollywood, Las Vegas

www.PlanetMicroCapShowcase.com

"The Event is a great opportunity to learn about our company, our management and our business strategy.  If you are a shareholder or an investor and want to learn about the cannabis industry, the Nevada cannabis market or our business, we welcome you to join us at the event and meet our team. We will be hosting multiple breakout sessions and private meetings during and after scheduled event times," said MJ Holdings CEO Paris Balaouras.

About MJ Holdings, Inc.

MJ Holdings Inc. (OTC: MJNE) is a diversified holding company providing services to the regulated cannabis industry. Through our subsidiaries we provide cultivation, production, management services and infrastructure sales and development. Our cultivation operations include management on a 37 acre cultivation co-operative, and a full state of Nevada issued cultivation licensed 17,000 sq. ft. agritourism destination, in Las Vegas; the Highland Show Grow.  We currently manage a State of Nevada issued cannabis production license and expect to provide manufacturing and production facilities and resources to third party manufacturers as part of our production campus, currently under development; where third party brands will be able to develop and market their products through our license, and distribution program. We provide management services for distribution and consulting services for access to state licensed dispensaries. We operate a Nevada licensed general contractor, through which we provide complete turn-key infrastructure and construction services, including greenhouse design, sales and installation.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

CONTACT: Andrew Boutsikakis, President, info@mjholdingsinc.com